                                                                   EXHIBIT 3(i)

                  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                         OF

                               OMEGA ENVIRONMENTAL, INC.


     OMEGA ENVIRONMENTAL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     ONE: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation.

     TWO: The stockholders of said corporation, at their annual meeting held on September 17, 1992, duly adopted the amendment to the Fourth Article appearing in the following Amended and Restated Certificate of Incorporation of said corporation.

     THREE: The text of the Amended and Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

     FIRST:  The name of the Corporation is OMEGA ENVIRONMENTAL,INC.

     SECOND: Its registered office in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, No. 1209 Orange Street, Wilmington, Delaware 19801.

     THIRD: The nature of the business or objects or purposes to be transacted, promoted or carried on are:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is sixty million (60,000,000)share of Common Stock of the par value of $0.0025 each, and five million (5,000,000) shares of Preferred Stock of the par value of $0.0025 each.

     The designations, powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of each class are as follows:

                               PREFERRED STOCK

     The Preferred Stock shall be of the par value of $0.0025 and may be issued from time to time in one or more series, each of such series to have such voting powers, designations, preferences, and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as are stated and expressed herein or in a resolution or resolutions, providing for the issuance of such series, adopted by the Board of Directors as hereinafter provided. The Board of Directors is hereby expressly empowered, subject to the provisions of this Article Fourth, to provide for the issuance of the preferred Stock from time to time in series and to fix by resolution or resolutions providing for the issuance of such series:

     (a) The number of shares to constitute such series and the designation thereof;

     (b) The voting rights, full or limited, if any, to which holders of shares of any series of Preferred stock may be entitled;

     (c) The dividend rate of the shares of such series, and whether or not such dividends shall be cumulative;

     (d) Whether or not the shares of such series shall be redeemable and, if redeemable, the redemption price and the terms and conditions thereof;

     (e) The amount, if any, which the shares of any such series shall be entitled to receive, before any distribution or payment shall be made to holders of the Common Stock, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, or of any proceedings resulting in any distribution of all, or substantially all, of its assets to its stockholders; provided, however, that no shares of Preferred Stock of any series shall be entitled to receive, in any such event, an amount which exceeds the sum of One Hundred Dollars ($100.00) and the difference, if any, between the total amount of dividends payable with respect to such share from the date upon which such dividends first became payable, to and including the date fixed for any such liquidation, dissolution, winding up or distribution, and the aggregate amount of dividends actually paid thereon; and provided further that the sale of all, or substantially all of the property and assets of the Corporation to, or the merger or consolidation of the Corporation into or with, any other company shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this subdivision (e);

     (f) Whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares and, if such funds are established, the annual amount thereof and the terms and provisions relative to the operation thereof;

     (g) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of any other series of the same or any other class of stock of the Corporation and, if convertible, the conversion price or prices or rate or rates of conversion or exchange and terms of adjustments, if any, upon such conditions as shall be stated in said resolution or resolutions; and

     (h) Such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as it may deem advisable and shall be stated in said resolution or resolutions.

                                 COMMON STOCK

     The Common Stock shall have a par value of $0.0025 per share. Upon any liquidation, dissolution or winding up of the Corporation, and after payment, if required, shall have been made in full to the holders of any share of Preferred Stock which may be issued and outstanding, pursuant to the terms upon which such Preferred Stock was issued, the holders of the Common Stock shall be entitled to share pro rata in the distribution of any and all assets remaining to be paid or distributed, and the holders of the Preferred Stock shall be entitled to share therein. Subject to any rights of the Preferred Stock, dividends may be paid upon the Common Stock, as and when declared by the Board of Directors, out of any funds or assets legally available therefor.

     FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     To make, alter or repeal the By-laws of the Corporation.

     To authorize and cause to be executed the mortgages and liens upon the real and personal property of the Corporation.

     To set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders meeting, duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

     SIXTH: Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

     SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence to such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     NINTH: (a) The Corporation shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceedings (whether civil or criminal or otherwise) by reason on the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees, other than directors and officers may be entitled by law. No amendment or repeal of this subdivision (a) shall apply to or have any effect on any right to indemnification provided hereunder for any acts or omissions occurring prior to such amendment or repeal.

     (b) No director of the Corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Nothwithstanding the foregoing sentence, a director shall be liable to the extend provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this subdivision
(b) shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or concerning any acts or omissions of such director occurring prior to such amendment or repeal.

     (c) In furtherance and not in limitation of the powers conferred by statute:

          (i) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

          (ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions concerning any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

     IN WITNESS WHEREOF, said OMEGA ENVIRONMENTAL, INC. has caused this certificate to be signed by David C. Kravitz, its President, and attested by Leo
L. Azure, Jr., its Secretary this 17th day of September 1992.


                                  OMEGA ENVIRONMENTAL, INC.

                                   By  /s/
                                      --------------------
                                      David C. Kravitz,
                                      President

ATTEST:


By  /s/
   ------------------------
   Leo L. Azure, Jr.,
     Secretary

                              State of Delaware
                                                                        PAGE 1
                        OFFICE OF THE SECRETARY OF STATE


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORECT COPY OF THE CERTIFICATE OF DESIGNATION OF "OMEGA ENVIRONMENTAL, INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 1995, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.










                                                      /s/
                                       -----------------------------------
                                       Edward J. Freel, Secretary of State


2241799   8100                         AUTHENTICATION:     7774517

950311217                                      DATE:     01-02-96

                             CERTIFICATE OF DESIGNATIONS


                  CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS,
                 PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS
                         AND RESTRICTIONS OF THE SERIES A
                      CONVERTIBLE REDEEMABLE PREFERRED STOCK

                                        OF

                              OMEGA ENVIRONMENTAL, INC.

                               ----------------------

                          Pursuant to Section 151 of the
                           General Corporation Law of
                             the State of Delaware


     Omega Environmental, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby certify that the following resolution was duly adopted by the Board of Directors of the Corporation on December 26, 1995:

     RESOLVED that pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Fourth of the Certificate of Incorporation of the Corporation, the Board of Directors hereby designates 500 shares of Preferred Stock to be Series A Convertible Redeemable Preferred Stock and fixes and determines the voting rights, designations, preferences, qualifications, privileges, limitations, options and other rights of the 500 shares of Series A Convertible Redeemable Preferred Stock, par value $.0025 per share (the "Series A Preferred Stock"), of the Corporation as follows:

     1. VOTING RIGHTS. The holders of Series A Preferred Stock shall have the right to vote, together with the holders of all the outstanding shares of Common Stock ("Common Stock") and not by classes, except as otherwise provided herein or as required by the Delaware General Corporation Law, on all matters on which holders of Common Stock shall have the right to vote. The holders of shares of Series A Preferred Stock shall have the right to cast one vote for each share of Common Stock into which each share of Series A Preferred Stock held by them is convertible, with any fractions rounded up to the next full vote.

     The Corporation shall not amend, alter or repeal any of the provisions of its Certificate of Incorporation or bylaws so as to affect adversely the powers, preferences, qualifications, limitations or rights of the holders of the Series A Preferred Stock.

     2. LIQUIDATION. Upon any voluntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock shall not receive out of the assets of the Corporation remaining after the payment of all debts and liabilities of the Corporation any liquidation preference.


     3. CONVERSION RIGHTS. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) CONVERSION. Each share of Series A Preferred Stock shall be convertible, on or after the forty-first day after the initial sale of the Series A Preferred Stock (the "Exchange Date"), into fully paid and nonassessable unlegended shares (rounded up to the nearest full share) of Common Stock (the "Conversion Shares") at a conversion price (the "Conversion Price") determined to be the lower of (x) 85% of the average closing bid price of the Corporation's Common Stock as calculated over the five day trading day period ending on the day prior to the date of the Subscription Agreement (the "Original Conversion Price") or (y) 85% of the average closing bid price of the Corporation's Common Stock as calculated over the five trading-day period immediately preceding each written notice by a holder of the Series A Preferred Stock of such conversion. The number of Conversion Shares to be received upon conversion shall be determined by dividing the Subscription Price per share of Series A Preferred Stock of $10,000 by the Conversion Price.

          (b) MECHANICS OF CONVERSION. Before any holder of Series A Preferred Stock shall be entitled to receive certificates evidencing Conversion Shares into which Series A Preferred Stock have been converted, such holder shall give written notice by telefax to the Corporation of such conversion (the "Conversion Notice") that such holder wishes to receive certificates evidencing the Conversion Shares and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Conversion Shares to be issued. Notice given by telecopier to telecopier number 206-486-3113 shall be deemed notice for purposes of this paragraph. The Corporation shall be deemed to have accepted such Conversion Notice provided that the holder shall surrender, or cause the escrow agent to surrender, the certificate or certificates for the Series A Preferred Stock, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, within seven (7) business days after the Conversion Notice. Within three (3) business days of the receipt by the Corporation of the Series A Preferred Stock certificate or certificates, the Corporation shall issue to such holder, an unlegended certificate or certificates for the number of shares of Conversion Shares to which such holder shall be entitled. Upon tender of the Conversion Shares by the Corporation, the conversion may be said to have been effected.

          (c)  ADJUSTMENTS TO ORIGINAL CONVERSION PRICE FOR CERTAIN EVENTS.

               (i) In case at any time prior to conversion of the Series A Preferred Stock the Corporation shall pay or make a stock dividend or other distribution (payable otherwise than in cash out of funds legally available therefor) on any class of Common Stock of the Corporation in Common Stock, the Original Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced so that the same shall equal the price determined by multiplying such Original Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Original Conversion Price which would then be in effect if such record date has not been fixed.

              (ii) In case at any time prior to conversion of the Series A Preferred Stock the Corporation shall (A) subdivide its outstanding Common Stock, (B) combine its outstanding Common Stock into a smaller number of shares, or (C) issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation) any shares, the Original Conversion Price in effect at the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Series A Preferred Stock surrendered for conversion after such time shall be entitled to receive the aggregate number and kind of shares which, if such Series A Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive upon such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Original Conversion Price which would then be in effect if such record date has not been fixed.

             (iii) In case at any time prior to conversion of the Series A Preferred Stock the Corporation shall issue or sell shares of Common Stock or any securities of the Corporation convertible or exchangeable into shares of Common Stock for a price per share Common Stock (or, in the case of securities of the Corporation convertible or exchangeable into shares of Common Stock, the price per share of Common Stock for which the shares of Common Stock may at any time thereafter be issuable pursuant to such securities of the Corporation) less than the greater of Current Market Price (as defined in paragraph (vi) of this subsection (c)) or the original Conversion Price, then the original Conversion Price shall be adjusted to the number determined by multiplying the Original Conversion Price in effect immediately prior to such issuance or sale by a fraction, as follows: (A) if issued for a price per share less than Current Market Price the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such Common Stock or other securities plus the number of such shares of Common Stock (or, in the case of securities convertible or exchangeable into Common Stock, the number of shares of Common Stock issuable upon conversion or exchange) so issued or sold, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of the shares of Common Stock or other securities plus the number of shares of Common Stock which the aggregate consideration for such shares of Common Stock or other securities so issued or sold would purchase at a price per share equal to the Current Market Price and (B) if issued for a price per share less than the Original Conversion Price, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such shares of Common Stock or other securities plus the number of such shares of Common Stock (or, in the case of securities convertible or exchangeable into Common Stock, the number of shares of Common Stock issuable upon conversion or exchange) so issued or sold, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such shares of Common Stock or other securities plus the number of shares of Common Stock which the aggregate consideration for such shares of Common Stock or other securities so issued or sold would purchase at a price per share equal to such Original Conversion Price. If shares of Common Stock shall be issued at a price per share less than both the Original Conversion Price and Current Market Price, the Original Conversion Price shall be adjusted in the manner hereinabove set forth which will result in the greater increase in the Original Conversion Price. For the purposes of this subparagraph (iii), the date as of which such original Conversion Price or Current Market Price shall be computed shall be the earlier of (x) the date on which the Corporation shall enter into a firm contract for the issuance or sale of such shares of Common Stock or other securities or (y) the date of the actual issuance or sale of such shares of Common Stock or other securities.

               (iv) In case at any time prior to conversion of the Series A Preferred Stock the Corporation shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price of the Common Stock on such record date, the original Conversion Price in effect at the opening of business on the day following such record date, shall be reduced so that the same shall equal the price determined by multiplying such Original Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following such record date. Such reduction shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued or (if issued) to the extent not exercised, the Conversion Price shall again be adjusted to be the Original Conversion Price which would then be in effect if such record date had not been fixed or such unexercised rights or warrants had not been issued.

               (v) In case at any time prior to conversion of the Series A Preferred Stock the Corporation shall fix a record date for the making of a distribution, by dividend or otherwise, to all holders of its Common Stock, of evidences of its indebtedness or assets (including securities, but excluding (x) any dividend or distribution referred to in paragraph (i) of this subsection (c) and (y) any dividend or distribution paid in cash out of funds legally available therefor of the Corporation), then in each such case the Original Conversion Price in effect after such record date shall be determined by multiplying the Original Conversion Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the total number of outstanding shares of Common Stock multiplied by the Current Market Price on such record date, less the fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so to be distributed, and of which the denominator shall be the total number of outstanding shares of Common Stock multiplied by such Current Market Price. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Original Conversion Price which would then be in effect if such record date has not been fixed.

               (vi)  For the purpose of any computation under paragraphs (iii),
(iv) and (v) of this subsection (c), the "Current Market Price" on any date shall be deemed to be the average of the Closing Prices for the 10 consecutive days upon which the principal trading market for the Common Stock is open selected by the Corporation commencing not less than 20 nor more than 30 days before the day in question. The Closing Price for any day shall be the average of the reported closing bid and asked prices regular way on Nasdaq, or if the Common Stock is listed or admitted to trading on a national securities exchange, the last reported sales prices regular way, or if the Common Stock is quoted on the Nasdaq National Market, the closing sale price, or if not so quoted, as reasonably determined by the Board of Directors of the Corporation.

               (vii) No adjustment in the Original Conversion Price shall be required unless such adjustment would require an increase or decrease of at least five percent (5%) in such Original Conversion Price; PROVIDED, HOWEVER, that any adjustment which by reason of this paragraph (vii) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection (c) shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

          (d)  MANDATORY CONVERSION; REDEMPTIONS; AUTOMATIC CONVERSION.

               (i) The Corporation will have the right to redeem all conversions and all outstanding shares of Series A Preferred Stock on the terms set forth below, provided, however, that holders of Series A Preferred Stock may continue to submit notices of conversion until the termination of the relevant notice period and will receive Conversion Shares rather than cash if they submit such notices prior to the expiration of said notice period.

               (ii) The Corporation will have the right, on giving ten days' written notice to the holders of the Series A Preferred Stock, as shown on the records of the Corporation, to redeem any conversion for cash pursuant to the following formula: ($10,000 divided by .85).

               (iii) The Corporation will also have the right, upon giving ten days' written notice to the holders of Series A Preferred Stock, as shown on the records of the Corporation, to redeem all the outstanding Series A Preferred Stock for cash pursuant to the following formula: ($10,000 divided by .82). A PREFERRED STOCK WILL AUTOMATICALLY CONVERT TO COMMON STOCK ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THE SERIES A PREFERRED STOCK.

          (e) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this subsection 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

          (f) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate executed by the Corporation's President or Chief Financial officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for the Series A Preferred Stock at the time in effect, and (iii) the number of shares of Conversion Shares and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock.

          (g) NOTICE OF RECORD DATE. In the event that the Corporation shall propose at any time prior to conversion of the Series A Preferred Stock: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock (other than the Series A Preferred Stock) any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation where the Corporation is not the surviving corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Corporation shall send to the holders of Series A Preferred
Stock:

               (1) at least twenty (20) days' prior written notice of the record date for such dividend, distribution or subscription rights (and specifying the date upon which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in
(iii) and (iv) above; and

               (2) in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

     4. DIVIDENDS. The holders of Series A Preferred Stock shall not be entitled to any dividend payment.

     5. REGISTRATION. The Corporation hereby agrees that, upon demand or holders of the Series A Preferred Stock or the underlying Common Stock, as a result of a regulatory development including, but not limited to, an amendment of Regulation S, or any "no action" or written interpretive guidance from the Securities and Exchange Commission, which call into question the ability of Buyer to resell the Series A Preferred Stock without registration, the Corporation will file, and use its reasonable best efforts to cause to become effective a registration statement on Form S-3 (or any other available form) under the Securities Act covering the resale of the Common Stock issuable upon conversion of the Series A Preferred Stock. Any such registration statement shall remain effective for up to twelve (12) months, or until all of the shares of Common Stock are sold, whichever is earlier. The Corporation shall provide the Buyer with such number of copies of the prospectus as shall be reasonably requested to facilitate the sale of the Common Stock issuable upon conversion of the Series A Preferred Stock. The Corporation shall bear all expenses incurred in connection with any such registration, excluding discounts and commissions and other expenses of the Buyer (including, but not limited to Buyer's counsel's fees).

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Louis J. Tedesco, its Chief Executive officer and attested by Bradley Powell, its Assistant Secretary, this 28th day of December, 1995.


                                   OMEGA ENVIRONMENTAL, INC.

                                  By:         /s/
                                      -----------------------
                                       Louis J. Tedesco
Attest:

      /s/
- -----------------------
Bradley Powell

                                 State of Delaware
                                                                PAGE 1

                      OFFICE OF THE SECRETARY OF STATE


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORECT COPY OF THE CERTIFICATE OF DESIGNATION OF "OMEGA ENVIRONMENTAL, INC.", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF JULY, A.D. 1996, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.














                                                   /s/
                                     -----------------------------------
                                     EDWARD J. FREEL, SECRETARY OF STATE



2241799   8100                       AUTHENTICATION:     8050159

960223575                                      DATE:     07-31-96

                     CERTIFICATE OF DESIGNATIONS

            CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS,
            PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS
                 AND RESTRICTIONS OF THE SERIES B
              CONVERTIBLE REDEEMABLE PREFERRED STOCK

                                OF

                    OMEGA ENVIRONMENTAL, INC.

                    -------------------------


                  Pursuant to Section 151 of the
                   General Corporation Law of
                     the State of Delaware

                    -------------------------


     Omega Environmental, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby certify that the following resolution was duly adopted by the Board of Directors of the Corporation on July 25, 1996:

     RESOLVED that pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Fourth of the Certificate of Incorporation of the Corporation, the Board of Directors hereby designates 500 shares of Preferred Stock to be Series B Redeemable Preferred Stock and fixes and determines the voting rights, designations, preferences, qualifications, privileges, limitations, options and other rights of the 500 shares of Series B Convertible Redeemable Preferred Stock, par value $.0025 per share (the "Series B Preferred Stock"), of the Corporation as follows:

     1. VOTING RIGHTS. The holders of Series B Preferred Stock shall have the right to vote, together with the holders of all the outstanding shares of Common Stock ("Common Stock") and Series A Convertible Redeemable Preferred Stock and not by classes, except as otherwise provided herein or as required by the Delaware General Corporation Law, on all matters on which holders of Common Stock shall have the right to vote. The holders of shares of Series B Preferred Stock shall have the right to cast one vote for each share of Common Stock into which each share of Series B Preferred Stock held by them is convertible, with any fractions rounded up to the next full vote, PROVIDED, HOWEVER, if as a result of the foregoing, the holders of all outstanding Series B Preferred Stock had a number of votes exceeding eight million four hundred thirty-eight thousand fifty (8,438,450) votes, then the number of votes all outstanding shares of Series B Preferred Stock shall equal only eight million four hundred thirty-eight thousand four hundred fifty (8,438,450) votes with such number of votes being allocated pro rata to all outstanding shares of Series B Preferred Stock (with fractional votes being disregarded).

     The Corporation shall not amend, alter or repeal any of the provisions of its Certificate of Incorporation or bylaws so as to affect adversely the powers, preferences, qualifications, limitations or rights of the holders of the Series B Preferred Stock.

     2. LIQUIDATION. Upon any voluntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock shall not receive out of the assets of the Corporation remaining after the payment of all debts and liabilities of the Corporation any liquidation preference.

     3. CONVERSION RIGHTS. The holders of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) CONVERSION. Each share of Series B Preferred Stock shall be convertible, on or after the forty-first day after the final sale of the Series B Preferred Stock, into fully paid and nonassessable unlegended shares (rounded up to the nearest full share) of Common Stock (the "Conversion Shares") at a conversion price (the "Conversion Price") determined to be the lower of (x) 85% of the average closing bid price of the Corporation's Common Stock as calculated over the seven day trading day period ending on the day prior to the date of the Subscription Agreement (the "Original Conversion Price") or (y) 85% of the average closing bid price of the Corporation's Common Stock as calculated over the seven trading-day period immediately preceding the day on which each written notice of such conversion is submitted to the Corporation. The number of Conversion Shares to be received upon conversion shall be determined by dividing the Subscription Price per share of Series B Preferred Stock of $10,000 by the Conversion Price.

          (b) MECHANICS OF CONVERSION. Before any holder of Series B Preferred Stock shall be entitled to receive certificates evidencing Conversion Shares into which Series B Preferred Stock have been converted, such holder shall give written notice by telefax to the Corporation of such conversion (the "Conversion Notice") that such holder wishes to receive certificates evidencing the Conversion Shares and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Conversion Shares to be issued. Notice given by telecopier to telecopier number 206-486-3113 shall be deemed notice for purposes of this paragraph. Subject to Section 3(d)(ii) hereof, the Corporation shall be deemed to have accepted such Conversion Notice provided that the holder shall surrender, or cause the escrow agent to surrender, the certificate or certificates for the Series B Preferred

Stock, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, within seven (7) business days after the Conversion Notice. Subject to Section 3(d)(ii) hereof, within three (3) business days of the receipt by the Corporation of the Series B Preferred Stock certificate or certificates, the Corporation shall issue to such holder, an unlegended certificate or certificates for the number of shares of Conversion Shares to which such holder shall be entitled. Subject to Section 3(d)(ii) hereof, upon tender of the Conversion Shares by the Corporation, the conversion may be said to have been effected.

          (c)  ADJUSTMENTS TO ORIGINAL CONVERSION PRICE FOR CERTAIN EVENTS.

               (i) In case at any time prior to conversion of the Series B Preferred Stock the Corporation shall pay or make a stock dividend or other distribution (payable otherwise than in cash out of funds legally available therefor) on any class of Common Stock of the Corporation in Common Stock, the Original Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced so that the same shall equal the price determined by multiplying such Original Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Original Conversion Price which would then be in effect if such record date has not been fixed.

               (ii) In case at any time prior to conversion of the Series B Preferred Stock the Corporation shall (A) subdivide its outstanding Common Stock, (B) combine its outstanding Common Stock into a smaller number of shares, or (C) issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation) any shares, the Original Conversion Price in effect at the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Series B Preferred Stock surrendered for conversion after such time shall be entitled to receive the aggregate number and kind of shares which, if such Series B Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive upon such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Original Conversion Price which would then be in effect if such record date has not been fixed.

               (iii) In case at any time prior to conversion of the Series B Preferred Stock the Corporation shall issue or sell shares of Common Stock or any securities of the Corporation convertible or exchangeable into shares of Common Stock for a price per share Common Stock (or, in the case of securities of the Corporation convertible or exchangeable into shares of Common Stock, the price per share of Common Stock for which the shares of Common Stock may at any time thereafter be issuable pursuant to such securities of the Corporation) less than the greater of Current Market Price (as defined in paragraph (vi) of this subsection (c)) or the original Conversion Price, then the original Conversion Price shall be adjusted to the number determined by multiplying the Original Conversion Price in effect immediately prior to such issuance or sale by a fraction, as follows: (A) if issued for a price per share less than Current Market Price the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such Common Stock or other securities plus the number of such shares of Common Stock (or, in the case of securities convertible or exchangeable into Common Stock, the number of shares of Common Stock issuable upon conversion or exchange) so issued or sold, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of the shares of Common Stock or other securities plus the number of shares of Common Stock which the aggregate consideration for such shares of Common Stock or other securities so issued or sold would purchase at a price per share equal to the Current Market Price and (B) if issued for a price per share less than the Original Conversion Price, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such shares of Common Stock or other securities plus the number of such shares of Common Stock (or, in the case of securities convertible or exchangeable into Common Stock, the number of shares of Common Stock issuable upon conversion or exchange) so issued or sold, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such shares of Common Stock or other securities plus the number of shares of Common Stock which the aggregate consideration for such shares of Common Stock or other securities so issued or sold would purchase at a price per share equal to such Original Conversion Price. If shares of Common Stock shall be issued at a price per share less than both the Original Conversion Price and Current

Market Price, the Original Conversion Price shall be adjusted in the manner hereinabove set forth which will result in the greater increase in the Original Conversion Price. For the purposes of this subparagraph (iii), the date as of which such original Conversion Price or Current Market Price shall be computed shall be the earlier of (x) the date on which the Corporation shall enter into a firm contract for the issuance or sale of such shares of Common Stock or other securities or (y) the date of the actual issuance or sale of such shares of Common Stock or other securities.

               (iv) In case at any time prior to conversion of the Series B Preferred Stock the Corporation shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price of the Common Stock on such record date, the original Conversion Price in effect at the opening of business on the day following such record date, shall be reduced so that the same shall equal the price determined by multiplying such Original Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following such record date. Such reduction shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued or (if issued) to the extent not exercised, the Conversion Price shall again be adjusted to be the Original Conversion Price which would then be in effect if such record date had not been fixed or such unexercised rights or warrants had not been issued.

               (v) In case at any time prior to conversion of the Series B Preferred Stock the Corporation shall fix a record date for the making of a distribution, by dividend or otherwise, to all holders of its Common Stock, of evidences of its indebtedness or assets (including securities, but excluding (x) any dividend or distribution referred to in paragraph (i) of this subsection (c) and (y) any dividend or distribution paid in cash out of funds legally available therefor of the Corporation), then in each such case the Original Conversion Price in effect after such record date shall be determined by multiplying the Original Conversion Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the total number of outstanding shares of Common Stock multiplied by the Current Market Price on such record date, less the fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so to be distributed, and of which the denominator shall be the total number of outstanding shares of Common Stock multiplied by such Current Market Price.
Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Original Conversion Price which would then be in effect if such record date has not been fixed.

               (vi) For the purpose of any computation under paragraphs (iii),
(iv) and (v) of this subsection (c), the "Current Market Price" on any date shall be deemed to be the average of the Closing Prices for the 10 consecutive days upon which the principal trading market for the Common Stock is open selected by the Corporation commencing not less than 20 nor more than 30 days before the day in question. The Closing Price for any day shall be the average of the reported closing bid and asked prices regular way on Nasdaq, or if the Common Stock is listed or admitted to trading on a national securities exchange, the last reported sales prices regular way, or if the Common Stock is quoted on the Nasdaq National Market, the closing sale price, or if not so quoted, as reasonably determined by the Board of Directors of the Corporation.

               (vii) No adjustment in the Original Conversion Price shall be required unless such adjustment would require an increase or decrease of at least five percent (5%) in such Original Conversion Price; provided, however, that any adjustment which by reason of this paragraph (vii) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection (c) shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

          (d)  REDEMPTIONS; AUTOMATIC CONVERSION.

               (i) The Corporation will have the right to redeem all outstanding shares of Series B Preferred Stock on the terms set forth below, provided, however, that holders of Series B Preferred Stock may continue to submit notices of conversion until the termination of the relevant notice period and will receive Conversion Shares rather than cash if they submit such notices prior to the expiration of said notice period. The Corporation will have the right, upon giving ten days' written notice to the holders of Series B Preferred Stock, as shown on the records of the Corporation, to redeem all the outstanding Series B Preferred Stock for $12,200 cash per share of Series B Preferred Stock. No redemptions shall be permitted pursuant to this Section 3(d) (i) until forty
(40) days after the issuance of the Series B Preferred Stock.

               (ii) All unconverted shares of Series B Preferred Stock shall beredeemed by the Corporation on giving ten day's written notice to the holders of Series B Preferred Stock at a price of $12,200 cash per share of Series B Preferred Stock in the event that a Conversion Notice or Conversion Notices are submitted which, if accepted, would (x) otherwise require the Corporation to issue Common Stock to the holders of Series B Preferred Stock in an amount which exceeds eight million four hundred thirty-eight thousand four hundred fifty (8,438,450) shares of Common Stock of the Corporation, or
(y) result in the issuance of Common Stock in excess of the number of authorized shares of Common Stock provided for in the Certificate of Incorporation of the Company (as amended).

               (iii) UNLESS OTHERWISE REDEEMED OR CONVERTED, THE SERIES B PREFERRED STOCK WILL AUTOMATICALLY CONVERT TO COMMON STOCK ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THE SERIES B PREFERRED STOCK AT THE CONVERSION PRICE THEN IN EFFECT.

          (e) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions Of this subsection 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

          (f) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate executed by the Corporation's President or Chief Financial officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for the Series B Preferred Stock at the time in effect, and (iii) the number of shares of Conversion Shares and the amount, if any, of other property which at the time would be received upon the conversion of the Series B Preferred Stock.

          (g) NOTICE OF RECORD DATE. In the event that the Corporation shall propose at any time prior to conversion of the Series B Preferred Stock: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock (other than the Series B Preferred Stock) any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation where the Corporation is not the surviving corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Corporation shall send to the holders of Series B Preferred
Stock:

               (1) at least twenty (20) days' prior written notice of the record date for such dividend, distribution or subscription rights (and specifying the date upon which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

               (2) in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

     4. DIVIDENDS. The holders of Series B Preferred Stock shall not be entitled to any dividend payment.

     5. REGISTRATION. The Corporation hereby agrees that, upon demand or holders of the Series B Preferred Stock or the underlying Common Stock, as a result of a regulatory development including, but not limited to, an amendment of Regulation S, or any "no action" or written interpretive guidance from the Securities and Exchange Commission, which call into question the ability of Buyer to resell the Series B Preferred Stock without registration, the Corporation will file, and use its reasonable best efforts to cause to become effective a registration statement on Form S-3 (or any other available form) under the Securities Act covering the resale of the Common Stock issuable upon conversion of the Series B Preferred Stock. Any such registration statement shall remain effective for up to twelve (12) months, or until all of the shares of Common Stock are sold, whichever is earlier. The Corporation shall provide the Buyer with such number of copies of the prospectus as shall be reasonably requested to facilitate the sale of the Common Stock issuable upon conversion of the Series B Preferred Stock. The Corporation shall bear all expenses incurred in connection with any such registration, excluding discounts and commissions and other expenses of the Buyer
(including, but not limited to Buyer's counsel's fees).

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Louis J. Tedesco, its Chief Executive officer and attested by Bradley Powell, its Assistant Secretary, this 25th day of July, 1996.



                                      OMEGA ENVIRONMENTAL, INC.


                                      By:         /s/
                                          ------------------------
                                          Louis J. Tedesco


Attest:


       /s/
- ----------------------------
Bradley Powell